AGREEMENT AND PLAN OF EXCHANGE


     AGREEMENT AND PLAN OF EXCHANGE dated as of January 12 , 2002 (this "Agreement") by and between Solutions Technology, Inc., a Nevada corporation, ("STI") and International Mercantile, Corp., a Missouri corporation, ("IMC" or the "Parent Corporation", and together with STI the "Constituent Corporations").

     WHEREAS, the Boards of Directors of STI and IMC desire that STI becomes a wholly owned subsidiary of IMC and that all issued and outstanding common shares of STI will be exchanged for an equal number of newly issued Class A common shares of IMC pursuant to the terms and conditions of this Agreement and in accordance with the Nevada Revised Statutes ("NRS") and the Missouri Revised Statutes ("MRS"); and

     WHEREAS, the Constituent Corporations have agreed to the Exchange (as defined below) pursuant to and in accordance with the terms of this Agreement and each has adopted and approved this Agreement in accordance with, where applicable, the NRS and MRS; and

     WHEREAS, the stockholders of STI, by a majority vote, have adopted and approved this Agreement in accordance with the NRS, and the stockholders of IMC have adopted and approved this Agreement in accordance with the MRS; and

     NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                  THE EXCHANGE

     Article 1.1 The Exchange. STI shall become a wholly owned subsidiary of IMC
     ------------------------
and all issued and outstanding common shares of STI will be exchanged for an equal number of newly issued Class A common shares of IMC (the "Exchange"). On the Effective Date (as defined below), IMC shall be the parent corporation and STI will become a wholly owned subsidiary of IMC. The corporate existence of IMC with its purposes, powers and objects, shall continue unaffected and unimpaired by the Exchange, and as the Parent Corporation it shall have all the rights and obligations as and to the extent provided in the NRS and MRS.

     Article 1.2 The Effective  Date. The Exchange  sha1l become  effective (the
     -------------------------------
"Effective Date") upon execution of this Agreement.

     Article  1.3  Required  Approvals.  This  Agreement  has been  adopted  and
     ---------------------------------
approved by STI and IMC in accordance with the applicable provisions of the NRS and MRS. As of the date of such approvals, 20,511,365 shares of common stock, $.001 par value per share, of STI were issued and outstanding and approximately 1,900,000 shares of Class A common stock, $.10 par value per share, of IMC and 1,142,857 shares of Class B common stock, $ .01 par value per share, of IMC were issued and outstanding.



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     Article 1.4 Corporate Name. The name under which STI was originally  formed
     --------------------------
in Nevada was Clickese.com, Inc. The name under which IMC was originally formed in Missouri was International Mercantile Corp.

     Article  1.5  Boards  of  Directors.  Immediately  upon  execution  of this
     -----------------------------------
Agreement, and as soon as permitted by law, all of the members of IMC's Board of Directors shall resign. Prior to the resignation of IMC's Board of Directors, a duly authorized Board of Directors Resolution shall be made appointing the following persons to the officer and/or director positions indicated:

         Name                            Position
         ----                            --------

         James M. Farinella              Chief Executive Officer, President,
                                         and Chairman of the Board of Directors

         David Facciani                  Vice President, Secretary, and Director

         Dough Wetzel                    Director

     The terms of the officers and/or directors shall be determined by the Board of Directors of the Parent Corporation in accordance with its By-Laws.


                                   ARTICLE II

                               EXCHANGE OF SHARES

     Article 2.1 Effect of Exchange on Capital Stock.  On the Effective Date, by
     -----------------------------------------------
virtue of the Exchange and without any action on the part of the Constituent Corporations or the holders of any capital stock thereof:

     (a)  Exchange of STI Common Shares.  All issued and  outstanding STI common
          -----------------------------
          shares (which are 20,511,365 shares) shall be exchanged for the same number of newly issued Class A Common Stock, $ .10 par value per share, (the "Exchanged Shares"), of the Parent Corporation, which Exchanged Shares shall be issued to existing shareholders of STI on a pro rata basis in accordance with the Plan. Therefore, each share of the common stock of STI that is issued and outstanding immediately prior to the Effective Date shall be exchanged for one (1) share of newly issued Class A Common Stock of IMC.

     (b)  Continuance of the Capital Stock of IMC. Each share of the Class A and
          ---------------------------------------
          Class B Common Stock of IMC that is issued and outstanding immediately prior to the Effective Date shall continue to be issued and outstanding.

     Article 2.2 Closing of Transfer Books.  From  and after the Effective  Date
     --------------------------------------
the stock transfer books of STI shall be closed and no transfer of any capital stock of STI shall thereafter be made except as contemplated by this Agreement. If, after the Effective Date, certificates representing any shares of such capital stock are presented to the Parent Corporation they shall be canceled and exchanged for the consideration specified in Article 2.1

                                   ARTICLE III

                          REPRESENATIONS AND WARRANTIES

     Article  3.1  Representations  and  Warranties.  Each  of  the  Constituent
     ----------------------------------------------
Corporations hereby represents and warrants to the other that such party: (i) is a corporation duly organized and in good standing in its jurisdiction of incorporation; (ii) has obtained the requisite approval of its Board of Directors and stockholders to effect the Exchange; and (iii) has full power and authority to execute, deliver and perform this Agreement.


                                   ARTICLE IV

                       CONDITIONS TO CLOSING THE EXCHANGE

     Article 4.1 Closing Date. The closing date under this Agreement is the same
     ------------------------
as the Effective Date (as defined above).

     Article 4.2 Post  Closing  Obligations.  As a condition  subsequent  to the
     --------------------------------------
closing of Exchange contemplated by this Agreement, (i) an Article of Exchange shall be filed with the Secretary of State of the State of Nevada and/or the Secretary of State of the State of Missouri, where applicable, in the form of which is attached to this Agreement; and (ii) the shareholders of STI shall cause to be transferred to any persons processing or obligated to process prescriptive rights to shares of STI, all outstanding shares of STI. The amount of shares of Class A Common Stock to be issued by IMC pursuant to this Agreement shall be duly issued and transferred to the shareholders of STI common stock immediately following the execution of this Agreement.


                                    ARTICLE V

                         ACCOMPLISHMENT OF THE EXCHANGE

     Article 5.1  Further  Assurances.  The parties hereto each agree to execute
     -------------------------------
such documents and instruments and to take whatever action may be necessary or desirable to consummate the Exchange.


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

     Article 6.1.  Governing Law. This Agreement shall be construed under and in
     ---------------------------
in accordance with the laws of the State of Nevada applicable to contracts to be fully performed in such state without giving effect to any choice of law principles.



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     Article 6.2.  Headings.  The headings set forth herein are for  convenience
     ----------------------
only and shall not be used in interpreting the text of the section in which they appear.

     Article 6.3 Binding Effect:  Successors and Assigns. This Agreement may not
     --------------------------
be assigned by either party without the written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties.

     Article  6.4 Prior  Agreements:  All prior  negotiations,  representations,
     ------------------------------
understandings and agreements among the Constituent Corporations are merged and superseded by this Agreement, which expresses the complete agreement of the Constituent Corporations with respect to the subject matter hereof.

     Article  6.5  Counterparts.  This  Agreement  may be  executed  in separate
     --------------------------
counterparts, all of which, when so executed and delivered, shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same agreement.

     Article 6.6 Facsimile Signatures.  Facsimile transmissions of signatures of
     --------------------------------
this Agreement shall have the same binding force and effect as originals thereof.

     Article 6.7 Exchange Agreement.  A copy of this Agreement is on file at the
     ------------------------------
principal place of business of STI, 65 La Grande Avenue, Berkeley Heights, New Jersey 07222, and will be provided by STI or the Parent Corporation, on request and without cost, to any stockholder or STI or IMC.

     IN WITNESS WHEREOF, the undersigned corporations have caused this Agreement and Plan of Exchange to be executed by its duly authorized officers on this 12th day of January 2002.

                                    /s/ James M. Farinella
                                    --------------------------------------------
                                        James M. Farinella / President,
                                        Solutions Technology, Inc.


                                    /s/ David Faccinni
                                    --------------------------------------------
                                        David Facciani / Secretary,
                                        Solutions Technology, Inc.


                                    /s/ Max Apple
                                    --------------------------------------------
                                        Max Apple / President,
                                        International Mercantile Corp.


                                    /s/ Frederic Richardson
                                    --------------------------------------------
                                        Frederic Richardson / Secretary,
                                        International Mercantile Corp.